Exhibit 5.1
Legal Opinion

                                 JERRY GRUENBAUM
                          Attorney and Counselor at Law
                           54 Hazard Avenue Suite 270
                           Enfield, Connecticut 06082
                                 (860) 763-4222
                               FAX: (860) 763-4227


                                                     November 27, 2002

Board of Directors
Zenex International, Inc.
201 S. Robert S. Kerr Avenue, Suite 500
Oklahoma City, Oklahoma 73102

RE: Zenex International, Inc.

Gentlemen:

     I have acted as securities counsel for Zenex International, Inc. ("Zenex" or the "Company"). You have asked me to render this opinion to Zenex.

     You have advised me that:

     1. Zenex is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.

     2. Attorney Jerry Gruenbaum of Enfield, Connecticut has acted and will continue to act as legal counsel to the Company.

     3. Nathan Lapkin of New York, New York has acted and will continue to act as business consultant to the Company.

     4. Gregg Hollmann of New York, New York has acted and will continue to act as business consultant to the Company.

     5. Wang Chang Yuan of Beijing, Peoples Republic of China has acted and will continue to act as business consultant to the Company.

     6. Wei Tianyi of Beijing, Peoples Republic of China has acted and will continue to act as business consultant to the Company.

     7. Benjamin Wei of New York, New York has acted and will continue to act as business consultant to the Company.

     8. In his capacity as legal counsel, Attorney Jerry Gruenbaum, and in their capacity as business consultants, Nathan Lapkin, Wang Chang Yuan, Wei Tianyi, and Benjamin Wei, have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Zenex's securities.

Zenex International, Inc.
Re: Form S-8
October 23, 2002
Page 2
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     9. Zenex has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of Zenex.

     10. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of Zenex.

     These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

     I have read such documents as have been made available to me. For purposes of this opinion, I have assumed the authenticity of such documents.

     Based on the accuracy of the information supplied to me, it is my opinion that Zenex may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is my further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

     I consent to the use of this letter in the Registration Statement filed on Form S-8.

                                        Yours truly,


                                        /s/ Jerry Gruenbaum, Esq.
                                        -------------------------
                                        Jerry Gruenbaum, Esq.